Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the Third Quarter 2024 and Updates Guidance
Expects to achieve positive Adjusted EBITDA in Fourth Quarter 2024

SANTA CLARA, Calif. November, 12 2024 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving sacropelvic disorders, today reported financial results for the quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights (any comparisons are to the prior year period)
•Worldwide revenue of $40.3 million, representing growth of ~19%
•U.S. revenue of $38.3 million, representing growth of ~18%
•Gross margin of ~79%
•Net loss of $6.6 million, representing an improvement of ~34%
•Adjusted EBITDA loss of $0.2 million, representing an improvement of ~94%
•Ended the quarter with $150.8 million in cash and equivalents, representing $0.7 million in net cash usage

Recent Operational Highlights (any comparisons are to the prior year period)
•Over 1,200 U.S. active physicians in the third quarter 2024, representing an increase of ~15%
•Commercialized iFuse TORQ TNT, a breakthrough device designed to address the anatomic and biomechanical challenges of pelvic fragility fractures
•Granted Transitional Pass-Through (TPT) payment status for CY2025 procedures reporting the use of Granite
•Completed enrollment of 110 patients across 15 sites for STACI, a prospective study on lateral transfixing SI joint fusion using TORQ when performed by interventional spine physicians
•Refinanced $36 million Term Loan, lowering all-in borrowing cost and extending maturity to 2029
“The team did a tremendous job delivering record worldwide revenue and getting close to Adjusted EBITDA breakeven in the third quarter. In addition to the sequential revenue growth, the record 1,200 active physicians in the quarter demonstrates that our strategy to build anatomy specific platforms to address unmet needs is gaining momentum,” said Laura Francis, Chief Executive Officer. “Given the robust demand trends, including the excitement around Granite 9.5 and TORQ TNT, we are positioned to deliver a strong end to the year and be Adjusted EBITDA profitable in the fourth quarter. Going into 2025, we will leverage our formidable physician user base, our breakthrough devices, and our asset-lite business model to deliver strong and profitable revenue growth.”

Third Quarter 2024 Financial Results

Worldwide revenue was $40.3 million in the third quarter 2024, a ~19% increase from $34.0 million in the corresponding period in 2023. U.S. revenue for the third quarter 2024 was $38.3 million, a ~18% increase from $32.3 million in the corresponding period in 2023. International revenue for the third quarter 2024 was $2.1 million compared to $1.7 million in the corresponding period in 2023.

Gross profit was $31.9 million in the second quarter 2024, a ~18% increase from $27.0 million in the corresponding period in 2023. Gross margin was ~79% for the third quarter 2024 and was flat as compared to the corresponding period in 2023.

Operating expenses increased ~4% to $39.5 million in the third quarter 2024, as compared to $38.1 million in the corresponding period in 2023. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and new product rollout, as well as research and development investments related to future products.

Operating loss improved by ~32% to $7.6 million in the third quarter 2024, as compared to an operating loss of $11.2 million in the corresponding period in 2023.

Net loss improved by ~34%, to $6.6 million, or $0.16 per diluted share in the third quarter 2024, as compared to a net loss of $10.0 million, or $0.25 per diluted share in the corresponding period in 2023.

Adjusted EBITDA loss improved by ~94% to $0.2 million in the second quarter 2024, as compared to an Adjusted EBITDA loss of $3.9 million in the corresponding period in 2023.

Cash and marketable securities were $150.8 million and borrowings were $36.2 million as of September 30, 2024.

2024 Financial Guidance Updated

SI-BONE is updating 2024 worldwide revenue guidance to be in the range of $165 million to $166 million compared to the prior guidance of $165 million to $167 million. The updated guidance implies annual revenue growth of ~19% to ~20%. The Company expects to be Adjusted EBITDA positive in the fourth quarter of 2024.

Webcast Information
SI-BONE will host a conference call to discuss the third quarter 2024 financial results after market close on Tuesday, November 12, 2024 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/b8oqnu9r. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing unique technologies for surgical treatment of sacropelvic disorders. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 4,100 physicians in performing a total of over 110,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 140 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, sacropelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite, iFuse-TORQ and SI-BONE are registered trademarks of SI-BONE, Inc. iFuse TORQ TNT is a trademark of SI-BONE, Inc. ©2024 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's ability to introduce and commercialize new products and indications, the impact of recent hurricanes including a resulting shortage in critical operating supplies on elective procedure volumes, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE's devices. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filing on Form 10-K, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE's reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal

Sr. Director, FP&A and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$40,340	$34,014	$118,176	$100,027
Cost of goods sold	8,437	7,041	24,832	19,283
Gross profit	31,903	26,973	93,344	80,744
Operating expenses:
Sales and marketing	27,448	26,512	85,805	81,317
Research and development	3,993	3,919	12,690	10,866
General and administrative	8,095	7,711	24,603	22,986
Total operating expenses	39,536	38,142	123,098	115,169
Loss from operations	(7,633)	(11,169)	(29,754)	(34,425)
Interest and other income (expense), net:
Interest income	1,936	2,174	6,064	4,689
Interest expense	(884)	(884)	(2,647)	(2,573)
Other income (expense), net	6	(143)	(81)	(44)
Net loss	$(6,575)	$(10,022)	$(26,418)	$(32,353)

Net loss per share, basic and diluted	$(0.16)	$(0.25)	$(0.64)	$(0.86)
Weighted-average number of common shares used to compute basic and diluted net loss per share	41,717,505	40,265,520	41,324,614	37,702,207

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$30,225	$33,271
Short-term investments	120,593	132,748
Accounts receivable, net	24,909	21,953
Inventory	25,518	20,249
Prepaid expenses and other current assets	2,454	3,173
Total current assets	203,699	211,394
Property and equipment, net	20,748	16,000
Operating lease right-of-use assets	2,225	2,706
Other non-current assets	326	325
TOTAL ASSETS	$226,998	$230,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,318	$4,588
Accrued liabilities and other	16,156	17,452
Operating lease liabilities, current portion	1,210	1,416
Total current liabilities	24,684	23,456
Long-term borrowings	36,192	36,065
Operating lease liabilities, net of current portion	1,135	1,511
Other long-term liabilities	13	18
TOTAL LIABILITIES	62,024	61,050

Stockholders' Equity:
Common stock and additional paid-in capital	591,251	569,481
Accumulated other comprehensive income	582	335
Accumulated deficit	(426,859)	(400,441)
TOTAL STOCKHOLDERS’ EQUITY	164,974	169,375
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,998	$230,425

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(6,575)	$(10,022)	$(26,418)	$(32,353)
Interest income	(1,936)	(2,174)	(6,064)	(4,689)
Interest expense	884	884	2,647	2,573
Depreciation and amortization	1,085	1,534	3,166	3,855
Stock-based compensation	6,306	5,928	19,733	18,120
Adjusted EBITDA	$(236)	$(3,851)	$(6,936)	$(12,494)